EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Interests in

wells fargo multi-strategy 100 fund i, LLC

Tendered Pursuant to the Offer to Purchase

Dated August 28, 2008

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY PNC GLOBAL INVESTMENT SERVICING

BY SEPTEMBER 25, 2008.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 12:00 midnight, EASTERN TIME, ON SEPTEMBER 25, 2008,

UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

WELLS FARGO MULTI-STRATEGY 100 FUND I, LLC

c/o PNC Global Investment Servicing

P.O. Box 219

Claymont, DE 19703

Attention: Tender Offer Administrator

Phone: (800) 305-0816

Fax: (508) 599-7836

Ladies and Gentlemen:

     The undersigned hereby tenders to Wells Fargo Multi-Strategy 100 Fund I, LLC, a closed-end, non-diversified, management investment company organized as a limited liability company under the laws of the State of Delaware (the “Fund”), the outstanding units of interest in the Fund or portion thereof (the “Interest”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated August 28, 2008 (the “Offer”), receipt of which is hereby acknowledged in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

     The undersigned hereby sells to the Fund the Interest tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Interest tendered hereby and that the Fund will acquire good title to the Interest, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Interest is purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

     The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Interest tendered hereby.

     The payment of the purchase amount for the Interest tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. The undersigned understands that in the event any payment for the Interest tendered hereby is in the form of in-kind distributions, an arrangement for delivery of such securities will be made by the Investment Adviser and notified to the undersigned.

     The undersigned recognizes that the amount of the payment of the purchase amount for Interests will be based on the unaudited net asset value of the Fund as of October 31, 2008, subject to an extension of the Offer as described in Section 8 of the Offer. The undersigned further recognizes that if tendering only a portion of its Interests and if the undersigned is an existing Member at the time the Fund’s accountants complete the Fund’s next annual audit, final adjustments, if any, will be reflected in the audited net asset value of all Fund Interests. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

     All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

     PLEASE FAX OR MAIL (VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED) TO: wells fargo multi-strategy 100 fund i, LLC, C/O PNC GLOBAL INVESTMENT Servicing, P.O. BOX 219, CLAYMONT, DE 19703, ATTENTION: TENDER OFFER ADMINISTRATOR.
FOR ADDITIONAL INFORMATION: PHONE: (800) 305-0816 OR FAX: (508) 599-7836.

PART 1.	NAME:

Name of Member:_____________________________

Telephone Number:____________________________

PART 2.	AMOUNT OF OUTSTANDING UNITS OF INTEREST BEING TENDERED:

[ ] The undersigned’s entire outstanding units of interest.

[ ] A portion of the undersigned’s outstanding units of interest expressed as a specific dollar value.

$______________________

The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below the required minimum account balance of at least $25,000, the Fund reserves the right to reduce the amount to be purchased from the undersigned so that the required minimum balance is maintained or to repurchase all of the undersigned’s outstanding units of interests.

PART 3.	PAYMENT:

CASH PAYMENT

Cash payments will be wire transferred to the account you specify below:

_________________________________ Name of Bank

_________________________________ Address of Bank

_________________________________ ABA Number

_________________________________ Account Number

_________________________________ Name Under Which Account Is Held

PART 4.	SIGNATURE(S):

___________________________________	___________________________________
FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

___________________________________	___________________________________
Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

___________________________________	___________________________________
Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

___________________________________	___________________________________
Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

___________________________________	___________________________________
Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

___________________________________
Print Name and Title of Co-signatory

Date: ______________